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                                                                   EXHIBIT 23(A)

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We consent to the inclusion in this registration statement on Form S-1 of our reports dated April 26, 1996, on our audits of the financial statements of Advanced Radio Telecom Corp. as of December 31, 1995 and for the period from March 28, 1995 (date of inception) to December 31, 1995 and of Advanced Radio Technologies Corporation as of December 31, 1995 and 1994, for the years then ended, and for the period from August 23, 1993 (date of inception) to December 31, 1993. We also consent to the reference to our firm under the caption "Experts."

                                          COOPERS & LYBRAND L.L.P.

New York, New York
May 13, 1996